UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2023

Live Oak Crestview Climate Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40832	86-2044161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 S. Main Street, #2550
Memphis, TN		38103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 685-2865

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	LOCC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	LOCC	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	LOCC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosure contained in Item 5.07 of the Current Report on Form 8-K is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 25, 2023, Live Oak Crestview Climate Acquisition Corp., a Delaware corporation (the “Company”), convened a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals set forth below, each of which is described in greater detail in the final proxy statement filed by the Company with the U.S. Securities and Exchange Commission on September 8, 2023, as supplemented by the proxy supplements filed with the SEC on September 18, 2023 and September 22, 2023.

There were 25,000,000 shares of common stock issued and outstanding at the close of business on September 8, 2023, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 19,166,742 shares present either by proxy or online, representing approximately 76.667% of the total outstanding shares of the Company’s common stock as of the Record Date.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 - The Extension Amendment Proposal

The amendment and restatement (the “Extension Amendment”) of the Company’s Amended and Restated Certificate of Incorporation (our “charter”) to extend the date by which the Company must consummate a business combination from 24 months from the closing of the Company’s initial public offering to January 12, 2024 (the “Extended Date” and such proposal, the “Extension Amendment Proposal”).

Votes For	Votes Against	Abstentions
18,653,873	512,869	0

Proposal No. 2 - The Founder Share Amendment Proposal

The amendment and restatement (the “Founder Share Amendment”) of our charter to provide for the right of a holder of Class B common stock, par value $0.0001 per share of the Company (“Class B common stock”) to convert their shares of Class B common stock into shares of Class A common stock, par value $0.0001 per share of the Company (“Class A common stock”) on a one-to-one basis at any time and from time to time at the election of the holder (the “Founder Share Amendment Proposal”).

Votes For	Votes Against	Abstentions
18,653,873	512,869	0

Proposal No. 3 - The Liquidation Proposal

The amendment and restatement (the “Liquidation Amendment”) of our charter to permit our board of directors (the “Board”), in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by our Board and included in a public announcement (the “Liquidation Amendment Proposal”).

Votes For	Votes Against	Abstentions
18,653,873	512,869	0

Charter Amendment

The Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Charter”) of the Company was filed with the Delaware Secretary of State on September 26, 2023. The Second Amended and Restated Charter (i) extends the date by which the Company must consummate an initial business combination from 24 months from the closing of the Company’s initial public offering to the Extended Date; (ii) provides the right of a Holder of Class B common stock to convert their shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder; and (iii) permits the Board, as its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by the Board and included in a public announcement. The foregoing description of the Second Amended and Restated Charter is qualified in its entirety by reference to the full text of the Second Amended and Restated Charter, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference.

Item 8.01	Other Events

Stockholders holding 5,665,725 shares of Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2023	LIVE OAK CRESTVIEW CLIMATE ACQUISITION CORP.

	By:	/s/ Gary K. Wunderlich, Jr.
	Name:	Gary K. Wunderlich, Jr.
	Title:	President and Chief Financial Officer